Exhibit 10.4

FORM OF LENDER LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 by and between (i) Blue Water Acquisition Corp., a Delaware corporation (together with its successors, the “Parent”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on April 27, 2021, (i) Parent, (ii) Blue Water Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and (iii) Clarus Therapeutics, Inc., a Delaware corporation (together with its successors, the “Company”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, all of the issued and outstanding capital stock of the Company immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Payment Shares, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the DGCL;

WHEREAS, as of the date hereof, Holder is a holder of Company Securities in such principal amount as set forth underneath Holder’s name on the signature page hereto that will be exchanged for or converted into Parent Class A Shares pursuant to the Merger Agreement; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Closing Payment Shares received by Holder in the Merger as set forth underneath Holder’s name on the signature page hereto (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Subject to Section 1(b) hereof, Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (x) 180 days after the date of the Closing, and (y)  the date after the Closing on which Parent consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Parent’s stockholders having the right to exchange their equity holdings in Parent for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union (collectively, “Permitted Transfers”); provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Parent an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, and (E) any Affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Parent that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Notwithstanding Section 1(a) hereof, however, during the period commencing on the 91st day after the date of the Closing and ending upon the expiration of the Lock-Up Period (the “Leak-Out Period”), Holder shall be permitted to engage in any transfer, sale or other disposition transaction in respect of Restricted Securities that, save for this sentence, would otherwise be Prohibited Transfers (each, a “Leak-Out Transfer”); provided, however, that the daily aggregate maximum volume of Leak-Out Transfers (in addition to Permitted Transfers) on any trading day of the Parent Class A Shares on The Nasdaq Capital Market (or any other subsequent national securities exchange that has listed the Parent Class A Shares if no longer listed on The Nasdaq Capital Market) (each, a “Trading Day”) shall not exceed (i) the number of Restricted Securities held by Holder at the commencement of the Leak-Out Period, divided by (ii) [●]1; provided, further, however, that, on any particular Trading Day, such daily aggregate maximum volume may be increased to the extent Holder has not consummated a Leak-Out Transfer for the maximum number of Restricted Securities permitted under this Section 1(b) on any previous Trading Day by up to such number of unsold Restricted Securities for up to any five (5) Trading Day period (it being understood that such number of unsold Restricted Securities and such five (5) Trading Day period will be reset to the extent Holder consummates a Leak-Out Transfer of such previously unsold Restricted Securities) (collectively, the “Sales Cap”).

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Parent may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) (i) During the period commencing on the Closing and ending 90 days after the Closing (the “Initial Lock-Up Period”), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends (it being understood that after the Initial Lock-Up Period, Parent shall cause (either directly or through a transfer agent) each certificate evidencing any Restricted Securities to no longer bear such legend):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(ii) Holder shall, within two Trading Days of a Leak-Out Transfer, send the Parent in writing, a trading confirmation that confirms compliance with the Sales Cap, as provided by either (A) a selling broker, (B) a trade execution report from a trading order management system of Holder, (C) a prime brokerage statement of trading activity or (D) other written report as reasonably agreed between Holder and Parent, which confirms (x) the date on which any Restricted Securities pursuant to a Leak-Out Transfer were sold and (y) the number of such Restricted Securities sold; provided that Holder may redact or make generic or anonymous all information other than the information set forth in clause (x) and (y).

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Parent during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

[1]	NTD: To be the number of trading days in the Leak-Out Period.

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(d) Arbitration.

(i) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(ii) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any party. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(iii) The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed and to be performed wholly in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(iv) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(v) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 2(d)(iii).

(vi) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(vii) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 2(d)(viii), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(viii) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(ix) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified; provided, however, that Parent’s indemnification obligations under this Section 2(d)(ix) shall be subject to the prior agreement of any applicable indemnitee to be bound by a customary waiver of claims against Parent’s Trust Account.

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(x) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

WAIVER OF JURY TRIAL; Exemplary Damages.

(i) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(ii) Each of the parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(f) Authorization on Behalf of Parent.  The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Parent after the Closing, including enforcing Parent’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by the vote or consent of a majority of the Disinterested Directors.  For purposes hereof, a “Disinterested Director” will mean an independent director disinterested in this Agreement or the Merger Agreement (i.e., such independent director is not a Company Securityholder, an Affiliate of a Company Securityholder, or an officer, director, manager, employee, trustee or beneficiary of a Company Securityholder, nor an immediate family member of any of the foregoing) then serving on Parent’s board of directors. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Parent or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Parent or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

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(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent at or prior to the Closing, to:

Blue Water Sponsor LLC
15 E. Putnam Avenue, Suite 363
Greenwich, CT 06830
Attn: Joseph Hernandez
Telephone No.: (646) 303-0737
Email: hernandez_joe@yahoo.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
          Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com
           mgray@egsllp.com

If to Parent from and after the Closing, to:

Clarus Therapeutics, Inc.
555 Skokie Boulevard, Suite 340

Northbrook, IL 60062
Attn: Steven A. Bourne, Chief Financial Officer
Telephone No.: (847) 562-4300 X203
Email: sbourne@clarustherapeutics.com

with copies (which shall not constitute notice) to:

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
          Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com
           mgray@egsllp.com

and

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: Mitchell S. Bloom
           Arthur R. McGivern
           Daniel J. Espinoza
E-mail: mbloom@goodwinlaw.com
            amcgivern@goodwinlaw.com
            despinoza@goodwinlaw.com
Telephone No.: (617) 570-1055;
(617) 570-1971; (650) 752-3152

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

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(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Holder under any other agreement between Holder and Parent or any certificate or instrument executed by Holder in favor of Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Parent:

BLUE WATER ACQUISITION CORP.

By:
Name:
Title:

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [_______________________]

By:
Name:
Title:

Principal Amount and Type of Company Securities:

Existing 2025 Notes: $__________________________

Additional 2025 Notes (plus accrued and unpaid interest) : $_________________

Address for Notice:

Address:________________________________________
_______________________________________________
_______________________________________________

Facsimile No.:____________________________________
Telephone No.:___________________________________
Email:__________________________________________